POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Lawrence Fey, Emily Epstein and Austin Arnett of Vivid Seats Inc. (the “Company”), signing individually, as the undersigned’s true and lawful attorneys- in-fact and agents to:

(1) prepare and execute, in the name and on behalf of the undersigned, and submit to the Securities and Exchange Commission (the “SEC”), a Form ID and Forms 3, 4 and 5 (including any amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, in the undersigned’s capacity as an officer, director and/or beneficial owner of more than 10% of a registered class of the Company’s securities;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID or Forms 3, 4 or 5 (including any amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the foregoing attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever that may be necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact (or their substitutes) shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact (and their substitutes), in serving in such capacity at the undersigned’s request, are not assuming (nor is the Company assuming) any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (i) the undersigned’s no longer being required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in the Company’s securities, (ii) delivery to the Company and the foregoing attorneys-in- fact by the undersigned of a signed, written revocation or (iii) as to any individual attorney-in-fact, until such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Adam Stewart

Name: Adam Stewart

Date: August 1, 2024